UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
August 16, 2016

BG STAFFING, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36704	26-0656684
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5850 Granite Parkway, Suite 730
Plano, Texas 75024
(Address of principal executive offices, including zip code)

(972) 692-2400
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 is incorporated by reference herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 16, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of BG Staffing, Inc. (the “Company”) granted Beth Garvey, Chief Operating Officer, 50,000 stock options, with an exercise price per share of $17.46, the closing price of our stock on the grant date. The stock options vested one-fifth on the grant date, with the remainder vesting in four equal annual increments beginning on August 16, 2017. Each stock option will be subject to the condition that the optionee will have remained employed by the Company, or any one or more of its subsidiaries, through such vesting dates, and each stock option will be further subject to the other terms and conditions set forth in the 2013 Long-Term Incentive Plan and in the Incentive Stock Option Agreement between the Company and Ms. Garvey, the form of which is attached hereto as Exhibit 10.1. The above description of the Incentive Stock Option Agreement is not complete and is qualified by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BG STAFFING, INC.

Date:	August 22, 2016		/s/ Dan Hollenbach
		Name: Title:	Dan Hollenbach Chief Financial Officer and Secretary (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Incentive Stock Option Agreement (incorporated by reference from the Company's Form 8-K filed on February 12, 2014)